UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
February 21, 2008

THE CHILDREN’S PLACE RETAIL STORES, INC.

(Exact Name of Registrants as Specified in Their Charters)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23071	31-1241495
(Commission File Number)	(IRS Employer Identification No.)

915 Secaucus Road, Secaucus, New Jersey	07094
(Address of Principal Executive Offices)	(Zip Code)

(201) 558-2400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On February 7, 2008, The Children's Place Retail Stores, Inc. (the “Company”) issued a press release confirming that on February 6, 2008 its Board of Directors received a letter from Ezra Dabah, the Company's former Chief Executive Officer, indicating his interest in considering the possibility of making an offer to acquire the Company.

On February 21, 2008, the Company learned that in response to the possibility that Mr. Dabah may acquire the Company, a stockholder class action was filed on February 8, 2008 against the Company and all of the members of its Board of Directors in the Superior Court of New Jersey, Chancery Division, Hudson County. It alleges, among other things that the price offered by Mr. Dabah in the proposed acquisition is an unfair price and is the result of unfair dealing, timed, to take advantage of a temporarily depressed market price of the Company’s stock. It also alleges that if the proposed acquisition were to be approved by the Company’s Board of Directors that it would constitute a breach of Mr. Dabah’s duty of loyalty and would constitute unfair dealing and that since the proposed acquisition allegedly is not fair to the stockholders, none of the members of the Company’s Board of Directors can, consistent with their fiduciary duties of care and good faith, approve the proposed acquisition. The complaint seeks among other things to permanently enjoin the Company from approving the proposed acquisition, declare that the members of the Company’s Board of Directors have breached their fiduciary duties, as well as fees, expenses and costs to the plaintiff and the plaintiff’s counsel. The Board has taken under consideration Mr. Dabah’s letter and at this time, the Company intends to contest the allegations and the claims made in this complaint.

In a separate matter, on February 19, 2008, the Company announced that it had scheduled an annual meeting of stockholders of the Company to be held on June 27, 2008. On February 21, 2008, Mr. Dabah filed a complaint against the Company in the Court of Chancery of the State of Delaware (the “Chancery Court”) requesting that the Chancery Court compel the Company to hold an annual meeting of stockholders within 45 days from the filing of the complaint. At this time, the Company intends to present the Chancery Court with its rationale as to why the annual meeting of stockholders should be held on June 27, 2008.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2008
THE CHILDREN’S PLACE RETAIL STORES, INC.

	By:	/s/ Susan J. Riley
Name: Susan J. Riley
Title: Executive Vice President Finance and Administration